Exhibit 99.1

ITC Reports First Quarter 2015 Results

Highlights

•              Increased first quarter 2015 operating earnings of $0.47 per diluted common share; first quarter 2015 reported earnings of $0.43 per diluted common share

•              Capital investments of $168.7 million for the three months ended March 31, 2015

•              Reaffirmed 2015 operating earnings per share guidance of $2.00 to $2.15 per diluted share and capital investment guidance of $710 to $810 million

	Three months ended
	March 31,
(in thousands, except per share data)	2015	2014
OPERATING REVENUES	$272,487	$258,603
REPORTED NET INCOME	$67,132	$69,136
OPERATING EARNINGS	$73,057	$69,767
REPORTED DILUTED EPS	$0.43	$0.43
OPERATING DILUTED EPS	$0.47	$0.44

NOVI, Mich., April 30, 2015 - ITC Holdings Corp. (NYSE: ITC) announced today its results for the quarter ended March 31, 2015.

Reported net income for the first quarter, measured in accordance with Generally Accepted Accounting Principles (GAAP), was $67.1 million, or $0.43 per diluted common share, compared to $69.1 million or $0.43 per diluted common share for the first quarter of 2014.

Operating earnings for the first quarter were $73.1 million, or $0.47 per diluted common share, compared to operating earnings of $69.8 million, or $0.44 per diluted common share for the first quarter of 2014.

ITC invested $168.7 million in capital projects at its operating companies during the three month period ended March 31, 2015, including $36.8 million at ITCTransmission, $30.0 million at METC, $95.0 million at ITC Midwest, $5.8 million at ITC Great Plains and $1.1 million of Development.

“We had a solid start to 2015 and made good progress with our plans,” said Joseph L. Welch, chairman, president and CEO of ITC. “I am pleased with the performance and resiliency of our systems given the severe weather conditions experienced in our regions in the first quarter. Our efforts in the first quarter position us well to achieve our operational and financial objectives for the year.”

Operating Earnings

Operating earnings are non-GAAP measures that exclude the impact of after-tax expenses associated with the following items:

1.              The Entergy Corporation transaction expenses of approximately $0.6 million, or $0.01 per diluted common share, for the first quarter of 2014.

2.              Regulatory charges of approximately $1.1 million, or $0.01 per diluted common share, for the first quarter of 2015 and $0.1 million for the same period in 2014. The 2015 charge relates to management’s decision to write-off abandoned project costs at ITCTransmission. The 2014 charge relates to certain acquisition accounting adjustments for ITC Midwest, ITCTransmission, and METC resulting from the FERC audit order on ITC Midwest issued in May 2012.

3.              The estimated refund liability associated with the Midcontinent ISO (MISO) regional base ROE rate (the “base ROE”) of $4.8 million, or $0.03 per diluted common share, for the three months ended March 31, 2015. The refund liability reflects the estimated refund obligation associated with the base ROE 206 complaint.

Operating earnings for the first quarter of 2015 increased by $3.3 million, or $0.03 per diluted common share, compared with the same period last year. The increase of approximately 7% compared to the prior period was largely attributable to higher income associated with increased rate base at our operating companies, partially offset by non-recoverable bonus payments associated with completion of the V-Plan project at ITC Great Plains in December of 2014. Absent the V-Plan project bonus payments in the first quarter, year-over-year operating earnings would have increased by approximately 15%.

Balance Sheet Activities

On April 7, 2015, ITC Midwest issued $225 million aggregate principal amount of 3.83% First Mortgage Bonds, Series G, due 2055. The proceeds from the issuance were used for general corporate purposes, including the repayment of borrowings under ITC Midwest’s revolving credit agreement. ITC Midwest’s First Mortgage Bonds are issued under its first mortgage and deed of trust and secured by a first mortgage lien on substantially all of its property.

2015 EPS and Capital Investment Guidance

For 2015, ITC is reaffirming its full year operating earnings per share guidance of $2.00 to $2.15.  ITC is also reaffirming its 2015 capital guidance range of $710 to $810 million, which includes $170 to $200 million for ITCTransmission, $150 to $170 million for METC, $380 to $405 million for ITC Midwest, $10 to $25 million for ITC Great Plains and up to $10 million of Development.

First Quarter 2015 Operating Earnings Financial Results Detail

ITC’s operating revenues for the first quarter of 2015 increased to $280.0 million compared to $258.6 million for the first quarter of 2014. Amounts reported for the first quarter of 2015 exclude approximately $7.5 million in reduced pre-tax revenues associated with the base ROE refund liability. The increase in operating revenues was primarily due to higher revenue requirements attributable to higher rate base at our regulated operating subsidiaries, as well as an increase in regional cost sharing revenues resulting from additional capital projects being placed in-service that have been identified by MISO as eligible for regional cost sharing and higher accumulated investment for the Kansas V-Plan Project.

Operation and maintenance (O&M) expenses of $25.6 million were consistent with the prior period.

General and administrative (G&A) expenses of $39.4 million were $12.4 million higher compared to the same period in 2014. Amounts reported for the first quarter of 2015 exclude approximately $1.5 million of pre-tax expenses related to regulatory charges and the first quarter of 2014 exclude approximately $1.0 million of pre-tax expenses related to the Entergy transaction. The increase in G&A expenses was primarily due to incentive-based compensation for bonus payments associated with completion of the V-Plan project at ITC Great Plains in December of 2014.

Depreciation and amortization expenses of $34.4 million increased by $3.0 million compared to the same period in 2014 due to a higher depreciable base resulting from property, plant and equipment additions.

Taxes other than income taxes of $22.4 million were $1.2 million higher than the same period in 2014. This increase was due to 2014 capital additions at our regulated operating subsidiaries, which are included in the tax base for 2015 personal property tax calculations.

Interest expense of $48.1 million increased by $2.9 million compared to the same period in 2014. Amounts reported for the first quarter 2015 and 2014 exclude $0.4 million and $0.1 million, respectively, of pre-tax expenses related to the adjustments to operating earnings. The increase was due primarily to higher borrowing levels to finance capital investments.

The effective income tax rate for the first quarter of 2015 was 37.6 percent compared to 38.3 percent for the same period last year. Amounts reported for the first quarter of 2015 and 2014 exclude approximately $3.5 million and $0.4 million, respectively, associated with adjustments to operating earnings.

First Quarter Conference Call and Webcast

Joseph L. Welch, chairman, president and CEO and Rejji P. Hayes, senior vice president, CFO and treasurer will discuss the first quarter results in a conference call at 11 a.m. Eastern on Thursday, April 30, 2015. Individuals wishing to participate in the conference call may dial toll-free 877-644-1296 (domestic) or 914-495-8555 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides and the earnings release, will be available on the company’s investor information page. The conference call replay, available through May 5, 2015, can be accessed by dialing 855-859-2056 (toll free) or 404-537-3406, passcode 17824916. The webcast will be archived on the ITC website.

Other Available Information

More detail about first quarter 2015 results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Paper copies can also be made available by contacting us through our website. Additionally, a calendar of our future earnings calls can be found at our website, http://investor.itc-holdings.com.

About ITC Holdings Corp.

ITC Holdings Corp. (NYSE: ITC) is the nation’s largest independent electric transmission company. Based in Novi, Michigan, ITC invests in the electric transmission grid to improve reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. Through its regulated operating subsidiaries ITCTransmission, Michigan Electric Transmission Company, ITC Midwest and ITC Great Plains, ITC owns and operates high-voltage transmission facilities in Michigan, Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma, serving a combined peak load exceeding 26,000 megawatts along approximately 15,600 circuit miles of transmission line. ITC’s grid development focus includes growth through regulated infrastructure investment as well as domestic and international expansion through merchant and other commercial development opportunities. For more information, please visit ITC’s website at www.itc-holdings.com (ITC-itc-F).

GAAP v. Non-GAAP Measures

ITC’s reported earnings are prepared in accordance with GAAP and represent earnings as reported to the Securities and Exchange Commission. ITC’s management believes that operating earnings, or GAAP earnings adjusted for specific items as described in the release that are generally not indicative of our core operations, provides additional information that is useful to investors in understanding ITC’s underlying performance, business and performance trends, and helps facilitate period to period comparisons. However, non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Safe Harbor Statement

This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.

Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.

Investor/Analyst contact: Stephanie Amaimo, 248-946-3572; samaimo@itctransco.com

Media contact: Robert Doetsch, 248-946-3493; rdoetsch@itctransco.com

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended
	March 31,
(in thousands, except per share data)	2015	2014
OPERATING REVENUES	$272,487	$258,603
OPERATING EXPENSES
Operation and maintenance	25,562	24,861
General and administrative	40,894	27,962
Depreciation and amortization	34,435	31,378
Taxes other than income taxes	22,380	21,193
Other operating (income) and expenses — net	(236)	(232)
Total operating expenses	123,035	105,162
OPERATING INCOME	149,452	153,441
OTHER EXPENSES (INCOME)
Interest expense — net	48,474	45,309
Allowance for equity funds used during construction	(7,549)	(5,012)
Other income	(253)	(161)
Other expense	1,188	1,333
Total other expenses (income)	41,860	41,469
INCOME BEFORE INCOME TAXES	107,592	111,972
INCOME TAX PROVISION	40,460	42,836
NET INCOME	$67,132	$69,136
Basic earnings per common share	$0.43	$0.44
Diluted earnings per common share	$0.43	$0.43
Operating diluted earnings per common share	$0.47	$0.44
Dividends declared per common share	$0.1625	$0.1425

RECONCILIATION OF REPORTED NET INCOME (GAAP) TO OPERATING EARNINGS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2015	2014
Reported net income (GAAP)	$67,132	$69,136
After-tax Entergy transaction related expenses	—	565
After-tax regulatory charges	1,083	66
After-tax MISO regional base ROE rate refund liability	4,842	—
Operating earnings (non-GAAP)	$73,057	$69,767

RECONCILIATION OF REPORTED DILUTED EPS (GAAP) TO OPERATING DILUTED EPS (NON-GAAP MEASURE) - UNAUDITED

	Three months ended
	March 31,
	2015	2014
Reported diluted EPS (GAAP)	$0.43	$0.43
After-tax Entergy transaction related expenses	—	0.01
After-tax regulatory charges	0.01	—
After-tax MISO regional base ROE rate refund liability	0.03	—
Operating diluted EPS (non-GAAP)	$0.47	$0.44

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31,	December 31,
(in thousands, except share data)	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$9,114	$27,741
Accounts receivable	102,760	100,998
Inventory	30,964	30,892
Deferred income taxes	18,085	14,511
Regulatory assets	7,183	5,393
Prepaid and other current assets	17,201	7,281
Total current assets	185,307	186,816
Property, plant and equipment (net of accumulated depreciation and amortization of $1,414,073 and $1,388,217, respectively)	5,634,544	5,496,875
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $25,748 and $24,917, respectively)	47,971	48,794
Regulatory assets	231,847	223,712
Deferred financing fees (net of accumulated amortization of $14,535 and $15,972, respectively)	31,516	30,311
Other	42,314	37,418
Total other assets	1,303,811	1,290,398
TOTAL ASSETS	$7,123,662	$6,974,089
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$95,149	$107,969
Accrued payroll	11,959	23,502
Accrued interest	37,366	50,538
Accrued taxes	30,473	41,614
Regulatory liabilities	38,523	39,972
Refundable deposits from generators for transmission network upgrades	3,104	10,376
Debt maturing within one year	175,000	175,000
Other	4,383	14,043
Total current liabilities	395,957	463,014
Accrued pension and postretirement liabilities	71,876	69,562
Deferred income taxes	690,789	656,562
Regulatory liabilities	166,712	160,070
Refundable deposits from generators for transmission network upgrades	7,622	9,384
Other	19,104	17,354
Long-term debt	4,056,131	3,928,586
Commitments and contingent liabilities
STOCKHOLDERS’ EQUITY
Common stock, without par value, 300,000,000 shares authorized, 155,197,816 and 155,140,967 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	927,814	923,191
Retained earnings	783,462	741,550
Accumulated other comprehensive income	4,195	4,816
Total stockholders’ equity	1,715,471	1,669,557
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,123,662	$6,974,089

ITC HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

	Three months ended
	March 31,
(in thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$67,132	$69,136
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34,435	31,378
Recognition, refund and collection of revenue accruals and deferrals — including accrued interest	(12,484)	(5,139)
Deferred income tax expense	27,823	28,243
Allowance for equity funds used during construction	(7,549)	(5,012)
Other	6,777	3,841
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(3,826)	(11,555)
Inventory	(72)	1,775
Prepaid and other current assets	(9,920)	(4,525)
Accounts payable	(4,855)	(23,339)
Accrued payroll	(7,540)	(8,011)
Accrued interest	(13,172)	(24,079)
Accrued taxes	(11,140)	(1,653)
Other current liabilities	(1,676)	(7,299)
Other non-current assets and liabilities, net	3,000	1,954
Net cash provided by operating activities	66,933	45,715
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(172,604)	(159,145)
Other	(5,637)	128
Net cash used in investing activities	(178,241)	(159,017)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit agreements	349,800	488,000
Borrowings under term loan credit agreements	—	110,000
Repayments of revolving credit agreements	(222,400)	(464,700)
Issuance of common stock	1,246	2,906
Dividends on common and restricted stock	(25,220)	(22,453)
Refundable deposits from generators for transmission network upgrades	143	4,967
Repayment of refundable deposits from generators for transmission network upgrades	(9,178)	(22,155)
Other	(1,710)	(3,568)
Net cash provided by financing activities	92,681	92,997
NET DECREASE IN CASH AND CASH EQUIVALENTS	(18,627)	(20,305)
CASH AND CASH EQUIVALENTS — Beginning of period	27,741	34,275
CASH AND CASH EQUIVALENTS — End of period	$9,114	$13,970